Exhibit 5.1

Dewey & LeBoeuf LLP 125 West 55th Street New York, NY 10019-5389

tel 212-424 8000 fax 212-424 8500
June 16, 2009
National Grid plc
1-3 Strand
London
WC2N SEH, England
Ladies and Gentlemen:
          We have acted as special U.S. counsel for National Grid plc (the “Company”), a company existing under the laws of England and Wales, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3, to which this opinion and consent is related (the “Registration Statement”), with respect to the registration of debt securities of the Company. The debt securities are herein referred to collectively as the “Securities”. The Securities may be issued and sold from time to time only after the Registration Statement, to which this opinion is an exhibit, becomes effective and a prospectus supplement is prepared and filed with the Commission.
          The Securities may be issued under an indenture between the Company, as Issuer, and The Bank of New York (now The Bank of New York Mellon), as Trustee (the “Indenture”) dated July 3, 2006. Certain terms of the Securities will be established in indentures supplemental to the Indenture or by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Securities.
          In connection therewith, we have examined the Registration Statement and the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.
Regulated by the Solicitors Regulation Authority
A list of partners is available for inspection at the above address
New York | Londonmultinationalpartnership | Washington,DC
Albany | Almaty | Beijing | Boston | Brussels | Chicago | Doha | Dubai
Frankfurt | HongKong | Houston | Johannesburg (pty)ltd. | LosAngeles | Milan | Moscow
Parismultinationalpartnership | Riyadhaffiliatedoffice | Rome | SanFrancisco | Silicon Valley | Warsaw

          In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement, the Indenture and the aforesaid other agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.
          Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions stated herein, and assuming that (i) the Indenture, any Securities and any supplemental indentures to be entered into in connection with the issuance of such Securities have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) the terms of such Securities and their issuance and sale have been duly established in conformity with the Indenture and applicable supplemental indenture relating to such Securities; (iv) the terms of such Securities do not violate any applicable law (other than the laws of the State of New York and the U.S. federal laws) or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (v) all necessary approvals have been obtained from the United Kingdom regulatory authorities; and (vi) such Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture relating to such Securities and duly issued and delivered by the Company in the manner contemplated under the applicable Indenture and any applicable supplemental indenture relating to such Securities and in the Registration Statement and any prospectus supplement relating thereto, we are of the opinion that such Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.
          The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States.
          We consent to the filing of this opinion with the Commission as an exhibit to the Company’s Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,
/s/ Dewey & LeBoeuf